Exhibit 11

                        COMPUTATION OF NET LOSS PER SHARE

                                                                           Three Months Ended March 31,
                                                                           ----------------------------
                                                                               2000            1999
                                                                               ----            ----
NET LOSS PER SHARE
  Loss from Operations applicable to Common Stock                         $  (339,724)      $  (217,663)
  Weighted Average Common Shares Outstanding                                3,901,431         3,881,158
                                                                          -----------       -----------
Net Loss Per Share                                                        $     (0.09)      $     (0.06)
                                                                          ===========       ===========
NET LOSS PER SHARE - ASSUMING DILUTION
  Loss from Operations applicable to Common Stock                         $  (339,724)      $  (217,663)
                                                                          ===========       ===========
  Weighted Average Common Shares Outstanding                                3,901,431         3,881,158
  Add: (A) Assumed Conversion of Preferred Stock                            1,040,000                 -
       (B) Assumed Exercise of Stock Options                                   53,089             3,812
       (C) Assumed Exercise of Warrants                                         9,016                 -
  Weighted Average Common Shares                                          -----------       -----------
    Outstanding - Assuming Dilution                                         5,003,536         3,884,970
                                                                          ===========       ===========
Net Loss Per Share - Assuming Dilution                                    $     (0.07)      $     (0.06)
                                                                          ===========       ===========

NOTE:
The calculation for Net Loss Per Common Share - Assuming Dilution is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by Financial Accounting Standards Board No. 128 "Earnings Per Share" ("FASB 128") since the results are anti-dilutive.

(A) - For the dilutive options (i.e., the average market price is greater than the exercise price), assume that options are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                                                      Three Months Ended March 31,
                                                                      ----------------------------
                                                                         2000            1999
                                                                         ----            ----
  Options assumed exercised                                            207,550           97,050
  Proceeds assumed realized                                           $188,443          $95,103
  Shares assumed reacquired:
  - During 2000 ($188,443/$1.22)                                       154,461
  - During 1999 ($95,103/$1.02)                                                          93,238
  Net additional shares assumed outstanding                             53,089            3,812

(B) - For the dilutive warrants (i.e., the average market price is greater than the exercise price), assume that warrants are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                                                     Three Months Ended March 31,
                                                                     ----------------------------
                                                                        2000            1999
                                                                        ----            ----
  Warrants assumed exercised                                           50,000              -
  Proceeds assumed realized                                           $50,000              -
  Shares assumed reacquired:
  - During 2000 ($50,000/$1.22)                                        43,931
  - During 1999 ($-0-/$1.02)                                                               -
  Net additional shares assumed outstanding                             9,016              -